Exhibit 21.1

SUBSIDIARIES

Just Eat Takeaway.com N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, had the international subsidiaries shown below as of 31 December 2019. Just Eat Takeaway.com N.V. is not a subsidiary of any other entity.

Name of Subsidiary	Jurisdiction
10bis.co.il Ltd*	Israel
BG Menu EOOD**	Bulgaria
Biscuit Holdings Israel Ltd.*	Israel
Foodarena AG	Switzerland
Hello Hungry AD	Bulgaria
Hellohungry Delivery Srl**	Romania
Hellohungry SA**	Romania
HH Delivery EOOD	Bulgaria
Online Ordering Ltd.	Israel
Scoober TLV Ltd.*	Israel
Sto2 Sp. z o.o.***	Poland
Takeaway Express GmbH****	Germany
Takeaway.com Belgium BVBA	Belgium
Takeaway.com Central Core B.V.	The Netherlands
Takeaway.com European Operations B.V.*****	The Netherlands
Takeaway.com European Operations B.V. Austria branch******	Austria
Takeaway.com European Operations B.V. Belgium branch**	Belgium
Takeaway.com European Operations B.V. Portugal branch**	Portugal
Takeaway.com European Operations B.V. Switzerland branch*******	Switzerland
Takeaway.com Group B.V.	The Netherlands
Takeaway.com JE B.V.	The Netherlands
Takeaway.com Payments B.V.	The Netherlands
yd.Yourdelivery GmbH****	Germany

*	10bis.co.il Ltd, Biscuit Holdings Israel Ltd. and Scoober TLV Ltd. do business as 10bis.
**	BG Menu EOOD, Hellohungry Delivery Srl, Hellohungry SA, Takeaway.com European Operations B.V. Belgium branch, Takeaway.com European Operations B.V. Portugal branch do business as Takeaway.com.
***	Sto2 Sp. z o o does business as Pyszne.pl.
****	Takeaway Express GmbH and yd.Yourdelivery GmbH do business as Lieferando.de.
*****	Takeaway.com European Operations B.V. does business as Thuisbezorgd.nl.
******	Takeaway.com European Operations B.V. Austria branch does business as Lieferando.at.
*******	Takeaway.com European Operations B.V. Switzerland branch does business as Eat.ch.